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                                                                  Exhibit 23.2



                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 230,000 shares of common stock for the Active Voice Corporation 1996 Stock Option Plan of our report dated
May 3, 1996, with respect to the consolidated financial statements and schedule of Active Voice Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP


Seattle, Washington
February 13, 1997